PRESS RELEASE

ONI BIOPHARMA ANNOUNCES ITS LISTING
ON ALTERNEXT PARIS

ONI BioPharma will be the first US company
to list on Alternext Paris

PARIS, France, and ALACHUA, Florida, USA (December 10, 2008) - Oragenics, Inc. d/b/a ONI BioPharma Inc. (Alternext US1: “ONI”), an American biopharmaceutical company that has developed broad-based technologies in oral care, antibiotics, diagnostics and weight control, announced today its additional listing on Alternext Paris.  This new listing will make ONI the first US-based company to have its shares traded on Alternext Paris, beginning December 15, 2008.

ONI’s Alternext Paris listing is an integral part of the ambitious commercial strategy it has implemented. In particular, ONI has now begun sales in the United States of EvoraPlustm, its first probiotic that helps maintain dental and oral health, designed for the general consumer market.

The Alternext Paris listing demonstrates ONI’s confidence in the success of the launching of EvoraPlustm and its willingness to be seen as a major and long-term player through the future marketing of its other products in the United States and internationally.

Copies of the Information Document published by ONI in connection with its listing on Alternext Paris may be obtained free of charge from ONI at 13700 Progress Blvd., Alachua, Florida 32615, U.S.A. and from its Listing Sponsor, Bryan, Garnier & Co Ltd, at 36 Queen Street, London EC4R 1BN, United Kingdom, and at 33, avenue de Wagram, 75017 Paris, France, and on the websites of ONI (www.onibiopharma.com) and Alternext Paris (www.alternext.com).

[1]	NYSE Alternext US LLC is the new name of The American Stock Exchange, which was acquired by NYSE Euronext on October 1, 2008.

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Identification codes of ONI’s shares on Alternext Paris:

- ISIN Code: US6840231046
- Ticker Symbol: ALONI

Listing sponsor:

Bryan, Garnier & Co Ltd

About ONI BioPharma

Oragenics, Inc. (d/b/a ONI BioPharma Inc.) is a biopharmaceutical company with a pipeline of unique proprietary technologies, some of which are being commercialized. The Company also has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic area of infectious diseases, diagnostics, and oral health. The Company has developed platform technologies with respect to its products, thereby creating a pipeline of future products, which the Company expects to develop.

ONI BIOPHARMA is listed on Alternext US (Ticker : ONI) and on Alternext Paris (Ticker : ALONI), exchanges of the NYSE Euronext group.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements that reflect ONI BioPharma’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements and draw the attention of investors to the risk factors described in the Information Document.

This press release does not constitute the offering of any securities for sale. The Company's securities may not be offered or sold absent registration under applicable securities laws or an exemption from registration. Any public offering of the securities of the Company will be made by means of a prospectus that will contain detailed information about the offering and the Company.

Contacts

ONI BioPharma Inc. Executive Offices Stanley B. Stein Tel.: +1 386 418 4018 Extension 222 sstein@onibiopharma.com	Bryan, Garnier & Co Ltd Listing Sponsor Christian Finan Tel.: + 33 (0)1 56 68 75 20 cfinan@bryangarnier.com	NewCap. Financial Communication and Investor Relations Axelle Vuillermet / Pierre Laurent Tel.: + 33 (0)1 44 71 94 94 oni@newcap.fr

Rubenstein Communications, Inc. Press Relations Rhea Basroon Tel.: + 1 212 843 8004 rbasroon@rubenstein.com	Strategic Growth International, Inc. Investor Relations Jennifer Zimmons Tel.: + 1 917 214-3514 jzimmons@sgi-ir.com

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